As filed with the Securities and Exchange Commission on October 24, 2007

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ULTA SALON, COSMETICS & FRAGRANCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	36-3685240 (I.R.S. Employer Identification Number)

1135 Arbor Drive
Romeoville, Illinois 60446
(Address, including Zip Code, of Registrant’s
Principal Executive Offices)
Copies to:

Christopher D. Lueking, Esq. Latham & Watkins LLP 233 S. Wacker Drive, Suite 5800 Chicago, Illinois 60606 (312) 876-7700	Leland Hutchinson, Esq. Winston & Strawn LLP 35 W. Wacker Drive Chicago, Illinois 60601 (312) 558-5600
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common stock, par value $.0158 per share	Nasdaq Global Select Market
Preferred stock purchase rights	Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐
Securities Act registration statement file number to which this form relates: 333-144405

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.
     A description of the common stock, par value $.0158 per share (the “Common Stock”), and the preferred stock purchase rights issued pursuant to the Stockholder Rights Agreement (the “Rights,” and together with the Common Stock, the “Securities”) of Ulta Salon, Cosmetics & Fragrance, Inc. (the “Registrant”) will be contained in a prospectus, constituting part of the Registrant’s Registration Statement, as amended, on Form S-1 (File No. 333-144405) (the “Registration Statement”) relating to the Securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the “Prospectus”). The description of the Securities contained in the Prospectus under the heading “Description of capital stock” is hereby incorporated by reference into this Form 8-A.

Item 2.	Exhibits.
     The following exhibits are filed as part of this Registration Statement:
1	Registration Statement on Form S-1 (Registration No. 333-144405), originally filed with the Commission on July 6, 2007, as amended, is incorporated herein by reference.

3.1	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form S-1 filed on August 17, 2007 and incorporated herein by reference).

3.2	Amended and Restated Bylaws (filed as Exhibit 3.2 to Amendment No. 1 to the Registration Statement on Form S-1 filed on August 17, 2007 and incorporated herein by reference).

4.1	Stockholder Rights Agreement (filed as Exhibit 4.4 to Amendment No. 1 to the Registration Statement on Form S-1 filed on August 17, 2007 and incorporated herein by reference).

4.2	Specimen Common Stock Certificate (filed as Exhibit 4.1 to Amendment No. 3 to the Registration Statement on Form S-1 filed on October 11, 2007 and incorporated herein by reference).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ulta Salon, Cosmetics & Fragrance, Inc.
Date: October 24, 2007	By:	/s/ Lynelle P. Kirby
		Name:	Lynelle P. Kirby
		Title:	President, Chief Executive Officer and Director